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                                                       Kenneth L. Tepper
                                                       717 Eagle Farm Rd.
                                                       Villanova, PA 19085

February 23, 2001

USABancShares.com, Inc.
One Lincoln Plaza
1535 Locust Street
Philadelphia, PA 19102

vBank, A Savings Bank
One Lincoln Plaza
1535 Locust Street
Philadelphia, PA 19102

Dear Sirs:

         This letter shall memorialize the terms of my resignation from my positions of President and Chief Executive Officer of USABancShares.com, Inc. ("USAB"), Chief Executive Officer of vBank, A Savings Bank ("vBank") and as a director of each of USAB and vBank, and any other positions I hold with any subsidiaries thereof (USAB, vBank and all subsidiaries thereof being collectively referred to as the "Company"), effective as of the date hereof.

1. Payment.

         USAB and vBank, jointly and severally agree to collectively pay me a one-time payment of $250,000, the use of an automobile and certain health and other insurance benefits already in place for a period of one (1) year, upon my tender of and counter-execution of this letter, as satisfaction of all obligations of USAB and vBank under the Employment Agreement, dated May 13, 1999, by and among USAB, vBank and me and/or under any other employment agreements or arrangements among USAB, vBank and me.

2. Non-Compete.

         I agree not to compete, directly or indirectly, as an officer, director, consultant, partner or beneficial owner of more than 5% of the outstanding securities of any community bank or community bank holding company doing business in the metropolitan Philadelphia, Pennsylvania area until December 31, 2001.


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3. Release.

         The Company hereby agrees to remise, release and forever discharge me and hold me harmless from any and all claims, liabilities, demands, actions, causes of action or suits, whether known, suspected or unknown, foreseen or unforeseen, which the Company had, now has or could hereafter have, or which the Company may claim to have had or now or hereafter have by reason of any of my actions or inactions as an officer or director of the Company or otherwise relating to my employment with the Company.

         I hereby agree to remise, release and forever discharge the Company and its officers, directors, employees, shareholders, consultants, affiliates, agents, representatives, advisors, predecessors, successors and assigns from any and all claims, liabilities, demands, actions, causes of action or suits, whether known, suspected or unknown, foreseen or unforeseen, which I had, now have or could hereafter have, or which I may claim to have had or now or hereafter have, provided that nothing in this letter shall be deemed to limit my right to seek indemnification pursuant to any indemnification provisions of the Articles of Incorporation and/or Bylaws or the Company or under applicable law.

4. Confidentiality.

         We agree to keep the contents of this agreement and the circumstances surrounding my resignation confidential, unless such disclosure is mandated by an appropriate regulatory authority and I am given timely notice of such mandate and given reasonable opportunity to contest such mandate. In the event it is determined by counsel of the Company that a public announcement of my resignation must be made, we agree that all of the parties to this letter agreement must approve the contents of such public announcement prior to its release, which approval shall not be unreasonably withheld. We agree not to make any disparaging, slanderous or defamatory remarks regarding the other.



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5. Miscellaneous.

         We agree that this letter agreement comprises the entire agreement of the terms of my resignation and supersedes all prior understandings or agreements among the parties to this letter agreement.

         Please acknowledge your acceptance and agreement to the terms of this letter agreement by executing the appropriate space below and returning a copy of this letter agreement to me, whereupon this shall be a legal and binding agreement between us.


                                         Very truly yours,



                                         Kenneth L. Tepper

AGREED AND ACKNOWLEDGED:

USABANCSHARES.COM, INC./
VBANK, A SAVINGS BANK



By:
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Name: George M. Laughlin
Title: Chairman of the Board